                         OBJECTIVE COMMUNICATIONS, INC.

                           NEGOTIABLE PROMISSORY NOTE

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER ANY STATE SECURITIES LAW AND MAY NOT BE PLEDGED, SOLD, ASSIGNED OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT THERETO UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAW, OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED. THE COMPANY'S SUBSCRIPTION AGREEMENT WITH THE HOLDER CONTAINS ADDITIONAL PROVISIONS RESTRICTING THE TRANSFER OF THIS NOTE. A COPY OF SUCH AGREEMENT IS AVAILABLE FOR INSPECTION AT THE COMPANY'S OFFICE.

$                                                             ____________, 1999


              FOR VALUE RECEIVED, OBJECTIVE COMMUNICATIONS, INC., a Delaware corporation ("Company"), with its principal office at 50 International Drive, Portsmouth, New Hampshire 03801, promises to pay to the order of ("Holder")
residing at        , or registered assigns, on the earliest of (i) ___________,
2000 [the 12-month anniversary of the initial closing], (ii) the date of successful consummation by the Company of the SERP Public Offering (as hereinafter defined), (iii) the date of consummation of a sale by the Company of all or substantially all of its assets or a merger or consolidation in which the Company is not the survivor, (iv) the date of consummation of the sale or exchange (including by way of merger, consolidation or similar transaction) of all or substantially all of the outstanding shares of the Company's common stock, par value $.01 per share ("Common Stock"), or (v) an "Offering Termination" as defined in Section 4 hereof (in any such event, and as such date may be accelerated under Section 2(a) hereof, "Maturity Date"), the principal amount of Dollars ($), in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public or private debts, together with interest on the unpaid balance of said principal amount from time to time outstanding at the rate of ten (10%) percent per annum. Notwithstanding the foregoing, this Note may be prepaid or called by the Company at any time in whole, but not in part, without penalty or premium, but with at least two days notice to the Holder. Interest shall accrue to and include the date on which payment of principal is made. This Note shall be paid (and prepaid, if applicable) only pro rata with certain additional notes of like tenor being issued contemporaneously herewith, subject to each Holder's conversion rights. Except as set forth in Section 4, payments of principal and interest are to be made at the address of the Holder designated above or at such other place as the Holder shall have notified the Company in writing at least five days before such payment is due.

              This Note is issued pursuant to a subscription agreement between the Company and the Holder ("Subscription Agreement"), which is available for inspection at the Company's principal office. Reference herein to the Subscription Agreement shall in no way impair the absolute and unconditional obligation of the Company to pay both principal and interest hereon as provided herein.

       1.     Use of Proceeds.     The Company agrees that the proceeds of this
Note shall not be used to pay (i) any indebtedness for borrowed money or (ii) any of the Company's obligations, including indebtedness (both principal and any interest thereon) for borrowed funds and unpaid salaries, fees or other compensation, owed to any officers, directors, Significant Stockholders (as hereinafter defined) of the Company or any of their respective family members or affiliates, for whatever purpose made and whether or not evidenced by a note, bond, debenture or other formal instrument, excluding, for the purposes hereof, any salaries or fees payable on a current basis to officers and directors in the ordinary course of the Company's business ("Related Party Obligations"); provided, however, that the Company may use the proceeds of this Note and the other notes of like tenor being issued contemporaneously herewith to pay not more than $27,500 in Related Party Obligations. The term "Significant Stockholders" means those persons and entities that beneficially own at least two percent of the Company's Common Stock as of February 4, 1999

       2. Events of Default. (a) Upon the occurrence of any of the following events (herein called "Events of Default"):

                     (i) The Company shall fail to pay the principal of or interest on this Note on the Maturity Date;

                     (ii) (A) The Company shall commence any proceeding or other action relating to it in bankruptcy or seek reorganization, arrangement, readjustment of its debts, receivership, dissolution, liquidation, winding-up, composition or any other relief under any bankruptcy law, or under any other insolvency, reorganization, liquidation, dissolution, arrangement, composition, readjustment of debt or any other similar act or law, of any jurisdiction, domestic or foreign, now or hereafter existing; or (B) the Company shall admit the material allegations of any petition or pleading in connection with any such proceeding; or (C) the Company shall apply for, or consent or acquiesce to, the appointment of a receiver, conservator, trustee or similar officer for it or for all or a substantial part of its property; or (D) the Company shall make a general assignment for the benefit of creditors;

                     (iii) (A) The commencement of any proceedings or the taking of any other action against the Company in bankruptcy or seeking reorganization, arrangement, readjustment of its debts, liquidation, dissolution, arrangement, composition, or any other relief under any bankruptcy law or any other similar act or law of any jurisdiction, domestic or foreign, now or hereafter existing and the continuance of any of such events for sixty (60) days undismissed, unbonded or undischarged; or (B) the appointment of a receiver, conservator, trustee or similar officer for the Company for any of its property and the continuance of any of such events for sixty (60) days undismissed, unbonded or undischarged; or (C) the issuance of a warrant of attachment, execution or similar process against any of the property of the Company and the continuance of such event for sixty (60) days undismissed, unbonded and undischarged;


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                     (iv)   Any material breach of any of the Company's
       representations or warranties contained in the Subscription Agreement or in the Agency Agreement dated as of January 25, 1999 ("Agency Agreement") between the Company, on the one hand and Southeast Research Partners, Inc. ("SERP") on the other;

                     (v) The Company shall fail to perform any obligation of the Company contained in the Subscription Agreement or the Agency Agreement; provided, however, that if such failure is capable of being cured, such failure is not cured within fifteen (15) days after the Company's receipt of written notice of same;

                     (vi) The Company shall fail to comply with any of its obligations under this Note; provided, however, that with respect to a failure to comply with any of the provisions of Sections 3.1(a) and (c) of this Note, such failure is not remedied within thirty (30) days after the Company's receipt of written notice of same;

                     (vii) The Company shall default with respect to any indebtedness of $250,000 or more for borrowed money (other than under this Note) if either (a) the effect of such default is to accelerate the maturity of such indebtedness (giving effect to any applicable grace periods) or (b) the holder of such indebtedness declares the Company to be in default (giving effect to any applicable grace periods); or

                     (viii) Any judgment or judgments against the Company or any attachment, levy or execution against any of its properties for any amount in excess of $50,000 in the aggregate shall remain unpaid, or shall not be released, discharged, dismissed, stayed or fully bonded for a period of forty-five (45) days or more after its entry, issue or levy, as the case may be;

then, and in any such event, the Holder, at its option and without written notice to the Company, may declare the entire principal amount of this Note then outstanding together with accrued unpaid interest thereon immediately due and payable, and the same shall forthwith become immediately due and payable without presentment, demand, protest, or other notice of any kind, all of which are expressly waived. The Events of Default listed herein are solely for the purpose of protecting the interests of the Holder of this Note. If the Note is not paid in full upon acceleration, as required above, interest shall accrue on the outstanding principal of and interest on this Note from the date of the Event of Default up to and including the date of payment at a rate equal to the lesser of fifteen percent (15%) per annum or the maximum interest rate permitted by applicable law.

              (b) Non-Waiver and Other Remedies. No course of dealing or delay on the part of the Holder of this Note in exercising any right hereunder shall operate as a waiver or otherwise prejudice the right of the Holder of this Note. No remedy conferred hereby shall be exclusive of any other remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise.

              (c) Collection Costs; Attorney's Fees. In the event this Note is turned over to an attorney for collection or Holder otherwise seeks advice of an attorney in connection with the exercise of its rights hereunder upon the occurrence of an Event of Default, the Company agrees to pay all reasonable costs of collection, including reasonable attorney's fees and expenses and all


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out of pocket expenses incurred in connection with such collection efforts, which amounts may, at the Holder's option, be added to the principal hereof.

       3. Obligation to Pay Principal and Interest; Covenants. No provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, at the rates, and in the currency herein prescribed.

              3.1 Affirmative Covenants. The Company covenants and agrees that, while this Note is outstanding, it shall:

              (a) Pay and discharge all taxes, assessments and governmental charges or levies imposed upon it or upon its income and profits, or upon any properties belonging to it before the same shall be in default; provided, however, that the Company shall not be required to pay any such tax, assessment, charge or levy that is being contested in good faith by proper proceedings and adequate reserves for the accrual of same are maintained if required by generally accepted accounting principles;

              (b) Preserve its corporate existence and continue to engage in business of the same general type as conducted as of the date hereof;

              (c) Comply in all respects with all statutes, laws, ordinances, orders, judgments, decrees, injunctions, rules, regulations, permits, licenses, authorizations and requirements ("Requirement(s)") of all governmental bodies, departments, commissions, boards, companies or associations insuring the premises, courts, authorities, officials, or officers, that are applicable to the Company; except where the failure to comply would not have a material adverse effect on the Company; provided that nothing contained herein shall prevent the Company from contesting the validity or the application of any Requirements.

              3.2 Negative Covenants. The Company covenants and agrees that while this Note is outstanding it will not directly or indirectly:

              (a) Make or forgive any loans to any of its officers, directors or Significant Stockholders or any of their affiliates or guarantee or otherwise in any way become or be responsible for indebtedness for borrowed money, or for obligations, in either case of any of its officers, directors or Significant Stockholders or any of their affiliates, contingently or otherwise, other than such guaranties existing as of the date hereof;

              (b) Declare or pay any cash dividends or make any interest payments in cash to the holders of any of its outstanding equity or debt securities;

              (c) Sell, transfer or dispose of any of its assets other than in the ordinary course of its business and for fair value;

              (d) Purchase, redeem, retire or otherwise acquire for value any of its capital stock now or hereafter outstanding (except for payments for fractional shares in connection with a proposed one-for-four reverse stock split to be effected prior to the SERP Public Offering); or


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              (e)    Repay out of the proceeds of this Note any (i) indebtedness for borrowed funds or (ii) Related Party Obligations; provided, however, that the Company may use the proceeds of this Note and the other notes of like tenor being issued contemporaneously herewith to pay not more than $27,500 in Related Party Obligations.

       4. Repayment in the Event of SERP Public Offering. As set forth in clause (i) of the first paragraph of this Note, this Note shall be paid in full, without premium, in the event, and on the date, that the Company successfully consummates the SERP Public Offering. The words "successful consummation," for this purpose, shall mean the date on which the Company receives the net proceeds of the SERP Public Offering. The Company shall repay the Note by making payment into such Holder's account at SERP upon the successful consummation of the SERP Public Offering. The public offering contemplated by the letter of intent, dated January 14, 1999, between the Company and SERP ("Letter of Intent") is referred to herein as the "SERP Public Offering."

       In the event that either (x) the Company elects not to proceed with the SERP Public Offering for any reason or (y) SERP elects not to proceed with the SERP Public Offering as a result of any of the following conditions: (i) material adverse information not previously disclosed to SERP comes to SERP's attention relating to the Company, its management or its position in the industry that would preclude a successful public offering; (ii) a material adverse change has occurred since the signing of the Letter of Intent in the financial condition, business or prospects of the Company, or the Common Stock is no longer listed on either the Nasdaq National Market System or the Nasdaq SmallCap Market, (iii) NASD Regulation, Inc. determines that any payment (including cash and/or securities) paid by the Company to any investment banker (other than SERP), consultant or to any other person is "underwriter compensation" in connection with the proposed public offering; or (iv) the Company has materially breached any of its representations, warranties or obligations in the Letter of Intent, or failed to proceed expeditiously with the SERP Public Offering or to cooperate with SERP in requesting effectiveness of the registration statement to be filed in connection with the SERP Public Offering at such time as SERP may deem appropriate, then an "Offering Termination" shall be deemed to have occurred.

       5.     Conversion.

              5.1 Conversion. If this Note is not repaid on the Maturity Date (as such date may be accelerated under Section 2(a) hereof), the Holder shall have the right, at the Holder's option, at any time thereafter until this Note is paid in full, to convert all of the unpaid principal amount hereof into shares of Common Stock at a price ("Conversion Price") per share of Common Stock equal to 50% of the Market Price. The term "Market Price" shall mean the average of the last reported sale price of the Common Stock for the five trading days ending on the day prior to the Conversion Date (as hereinafter defined) as officially reported by the principal securities exchange on which the Common Stock is listed or admitted to trading, or, if the Common Stock is not listed or admitted to trading on any national securities exchange or if any such exchange on which the Common Stock is listed is not its principal trading market, the last reported sale price as furnished by the NASD through the Nasdaq National Market or SmallCap Market, or, if applicable, the OTC Bulletin Board, or if the Common Stock is not listed or admitted to trading on the Nasdaq National Market or SmallCap Market or OTC Bulletin Board or similar organization, as determined in good faith by resolution of the Board of Directors of the Company, based on the best information available to it.


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              5.2    Notice of Repayment. At any time after the Holder becomes
entitled to exercise his conversion rights pursuant to Section 5.1, the Company must give the Holder ten (10) days' written notice prior to the repayment of this Note.

              5.3 Mechanics and Effect of Conversion; Interest. In order to convert the unpaid principal amount hereof into shares of Common Stock, the Holder shall surrender this Note, with the form of Conversion Notice annexed to this Note completed and executed, to the Company at its principal executive office. The Company shall, as soon as practicable, but not later than five (5) business days after the date of receipt of this Note, issue and deliver to a location in the United States designated by the Holder (i) a certificate for the number of shares of Common Stock to which the Holder shall be entitled as aforesaid; and (ii) a check payable to the order of the Holder in the amount of interest accrued through the Conversion Date on the principal amount so converted. Such conversion shall be deemed to have been made immediately prior to the close of business on the date on which the written notice is received by the Company in accordance herewith ("Conversion Date"), and the Holder shall be treated for all purposes as the record holder of such shares of Common Stock as of such Conversion Date.

              5.4 Fractional Shares. The Company shall not be required to issue fractions of shares of Common Stock upon conversion. If any fractions of a share would, but for this Section 5.4, be issuable upon any conversion, in lieu of such fractional share the Company shall round up or down to the nearest whole number of shares.

              5.5 Reservation of Shares. The Company shall reserve and shall at all times have reserved out of its authorized but unissued shares of Common Stock sufficient shares of Common Stock to permit the conversion of the unpaid principal amount pursuant to this Section 5. All shares of Common Stock that may be issued upon conversion shall be validly issued, fully paid and nonassessable.

       6.     Miscellaneous.

              6.1 Required Consent. The Company may not modify any of the terms of this Note without the prior written consent of the Holder.

              6.2 Lost Documents. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Note or any Note exchanged for it, and (in the case of loss, theft or destruction) of indemnity satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of such Note, if mutilated, the Company will make and deliver in lieu of such Note a new Note of like tenor and unpaid principal amount and dated as of the original date of the Note.

              6.3 Benefit. This Note shall be binding upon and inure to the benefit of the parties hereto and their legal representatives, successors and assigns.

              6.4 Notices and Addresses. All notices, offers, acceptances and any other acts under this Note (except payment) shall be in writing, and shall be sufficiently given if delivered to the addressee in person, by overnight courier service or similar receipted delivery, or, if mailed, postage prepaid, by certified mail, return receipt requested, as follows:


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
       To Holder:                        To Holder's address on page 1 of this Note

       To the Company:                   Objective Communications, Inc.
                                         50 International Drive
                                         Portsmouth, New Hampshire 03801
                                         Attn: Robert H. Emery, Vice President,
                                                Administration and Finance

       With a copy to:                   Shaw, Pittman, Potts & Trowbridge
                                         1501 Farm Credit Drive
                                         McLean, Virginia 22102
                                         Attn: Ellen Canan Grady, Esq.

       In either case with copies to:    Southeast Research Partners, Inc.
                                         One State Street Plaza
                                         New York, New York 10004
                                         Attn: Steven Levine, Vice President

                                               and

                                         Graubard Mollen & Miller
                                         600 Third Avenue
                                         New York, New York 10016-2097
                                         Attn: David Alan Miller, Esq.

or to such other address as any of them, by notice to the others may designate from time to time. Time shall be counted to, or from, as the case may be, the date of delivery in person, one (1) business day if delivered by overnight courier or three (3) business days after mailing.

              6.5 Governing Law. This Note and any dispute, disagreement, or issue of construction or interpretation arising hereunder whether relating to its execution, its validity, the obligations provided therein or performance shall be governed and interpreted according to the law of the State of New York without regard to principles of conflicts of law.

              6.6 Jurisdiction and Venue. The Company (i) agrees that any legal suit, action or proceeding arising out of or relating to this Note shall be instituted exclusively in New York State Supreme Court, County of New York or in the United States District Court for the Southern District of New York, (ii) waives any objection to the venue of any such suit, action or proceeding and the right to assert that such forum is not a convenient forum, and (iii) irrevocably consents to the jurisdiction of the New York State Supreme Court, County of New York, and the United States District Court for the Southern District of New York in any such suit, action or proceeding, and the Company further agrees to accept and acknowledge service of any and all process that may be served in any such suit, action or proceeding in New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York. The Company further agrees to accept and acknowledge service of any and all process that may be served in any such suit, action or proceeding brought in the New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York and agrees that service of process upon it mailed by certified mail to its address shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding. The Company acknowledges that


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this is an instrument for the payment of money only and that upon the occurrence of an Event of Default the holder may proceed against the Company under Section 3213 of the New York Civil Practice Law and Rules.

              6.7 Section Headings. Section headings herein have been inserted for reference only and shall not be deemed to limit or otherwise affect, in any matter, or be deemed to interpret in whole or in part any of the terms or provisions of this Note.

              6.8 Survival of Agreements. The agreements contained herein shall survive the delivery of this Note.

              IN WITNESS WHEREOF, this Note has been executed and delivered on the date specified above by the duly authorized representative of the Company.


                                   OBJECTIVE COMMUNICATIONS, INC.


                                   By:
                                      ------------------------------------------
                                      Robert H. Emery
                                      Vice President, Administration and Finance





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


                              NOTICE OF CONVERSION

            (To Be Completed and Signed Only Upon Conversion of Note)

       TO OBJECTIVE COMMUNICATIONS, INC.
       50 International Drive
       Portsmouth, NY 03801
       Attn: Robert Emery, Vice President, Finance and Administration

       The undersigned, the holder of the attached Note, hereby surrenders such Note for conversion of the entire unpaid principal amount thereof at the Conversion Price in effect upon your receipt of the foregoing Note into shares of the Common Stock of OBJECTIVE COMMUNICATIONS, INC. and requests that a certificate for such shares be issued to the undersigned holder at the address indicated below.

       The undersigned hereby confirms to Objective Communications, Inc. the truth and accuracy of the representations and warranties made by the undersigned in the Subscription Agreement and accepted by the Company, as if such representations and warranties were made on the date hereof.

Dated:
       -----------------------      -------------------------------------
                                    Name of Entity, if any*

                                    -------------------------------------
                                    Signature*

                                 Its
                                    -------------------------------------
                                    Title, if applicable

                                    -------------------------------------
                                    Print name

                                    -------------------------------------
                                    (Address)

                                    -------------------------------------

                                    -------------------------------------

---------------------
       *Must conform in all respects to name of holder as specified on the face of the Note.

                                    -------------------------------------
                                  ASSIGNMENT

    (To be executed by the Holder to Effect a Transfer of the Attached Note)

       FOR VALUE RECEIVED, the undersigned does hereby sell, assign and transfer unto ___________________________________________________________, with an address of ____________________________________________________________________,
all right, title and interest of the undersigned in the attached Note of Objective Communications, Inc. ("Company") and does hereby authorize the Company to transfer such right on the books of the Company.

Dated:
       -----------------------      -------------------------------------
                                    Name of Entity, if any*

                                    -------------------------------------
                                    Signature*

                                 Its
                                    -------------------------------------
                                    Title, if applicable

                                    -------------------------------------
                                    Print name




---------------------
       * Must conform in all respects to name of holder as specified on the face of the Note.


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